                                                                        EX-10.26

                             CONSULTING AGREEMENT
                             --------------------


This Consulting Agreement is entered into this _____ day of January, 2000, effective as of the 20th day of January, 2000 by and between SUNTERRA CORPORATION, a Maryland corporation (the "Company") and L. STEVEN MILLER (the "Executive").

WHEREAS, the Company and the Executive have previously entered into an Employment Agreement (the "Employment Agreement") dated as of September 11, 1998; and

WHEREAS, the parties desire that the Employment Agreement shall be converted into a consulting arrangement pursuant to the terms and conditions set forth herein, and, consequently, that from the date of this Agreement forward, the Employment Agreement shall be referred to as the "Consulting Agreement"; and

WHEREAS, the Company and Executive have entered into a Severance Payment Agreement on even date herewith (the "Severance Payment Agreement"), providing for the payment of certain specified sums to Executive, which sums are in addition to the amounts due and payable under this Consulting Agreement; and

NOW THEREFORE, in furtherance of the foregoing objectives and in consideration of and for the payment and receipt of good, valuable and sufficient consideration, which is hereby acknowledged as having been received by each of the parties hereto, they agree to the terms of this Consulting Agreement, which are set forth as follows:

1.   Term.
     -----

     The parties agree that commencing January 20, 2000, Executive's employment pursuant to the Employment Agreement is converted into a consulting arrangement as detailed herein. Except as expressly provided in this Consulting Agreement, all provisions of the Employment Agreement are deleted and, as appropriate, are superceded or replaced by the provisions of this Consulting Agreement. The term of this Consulting Agreement (also referred to herein as the "Consulting Period") shall continue until January 19, 2004 (the "Termination Date") or such sooner time as provided in
     Section 4, herein. Notwithstanding any language to the contrary contained within the Employment Agreement, Executive's total compensation for the period between January 1 and January 31, 2000 including all base salary and bonuses shall be $29,167. Except for the payments set forth below, and the $29,167 for January referenced above, and the payments due under the Severance Payment Agreement, Company has no other compensation obligations to Executive, including payments for vacation, sick days, discretionary time off, or otherwise, it being agreed that all such obligations have been fully satisfied by the Company. Notwithstanding the foregoing, the Company shall also reimburse Executive for his reasonable out of pocket moving expenses incurred in connection with relocating his household and personal effects to Indianapolis, Indiana.

2.   Duties and Responsibilities.
     ----------------------------

     During the Consulting Period, the Executive agrees to consult with and advise the Company on any and all matters consistent with his prior duties that the Company might request including, but not limited to, the areas covered by the Executive's responsibilities pursuant to Section 3 of the Employment Agreement, for not more than ten (10) hours per month. Monthly hours are not cumulative.

3.   Compensation and Related Matters.
     ---------------------------------

     (a) During the Consulting Period, the Company shall pay the Executive 48 consecutive monthly payments on the last day of each month commencing on February 29, 2000, in the amount of $3,000 each, which shall not be subject to set off or reduction except as otherwise provided in this Consulting Agreement. All consulting fees shall be paid by the Company in a manner consistent with the standard payroll practices of the Company (e.g., timing of payments and required deductions or other
                       ----
          withholdings). The Executive shall be considered an independent consultant for purposes of determining appropriate withholding, unemployment insurance and any other related matters. The Executive is free to pursue and engage in other business activities, subject to the confidentiality and non-solicitation provisions contained in this Consulting Agreement.

     (b)  Business Expenses.
          ------------------

          The Company shall reimburse the Executive for reasonable and customary expenses incurred by the Executive in connection with the performance and services pursuant to this Consulting Agreement upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as may be in place from time to time.

     (c)  Other Benefits.
          ---------------

          At the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

     (d)  Stock Options.
          --------------

          Notwithstanding anything to the contrary contained within this Consulting Agreement, the Employment Agreement or the Option Agreement described on Exhibit "A" to the Employment Agreement, (hereinafter "Option Agreement"), or the Stock Option Agreement, dated as of January

          21, 1999 (hereinafter the "Additional Option Agreement") the Company and the Executive hereby agree (a) that Section 3.1(a) and Sections 3.3(b) and (c) of the Option Agreement are hereby clarified and, to the extent necessary, modified, to state that those options that have been granted and which are exercisable as of January 19, 2000 (namely 276,750 shares) shall continue to be exercisable until 90 days after the termination of this Consulting Agreement, but that no additional options will become exercisable at any time, (b) that Section 3.1(a) and Sections 3.3(b) and (c) of the Additional Option Agreement are hereby clarified and, to the extent necessary, modified to state that those options that have been granted and which are exercisable as of January 19, 2000 (namely 19,110 shares) shall continue to be exercisable until 90 days after the termination of this Consulting Agreement, but that no additional options will become exercisable at any time, and (c) that notwithstanding any provisions of the Option Agreement or the Additional Option Agreement, options that have been granted but are not exercisable as of January 19, 2000 under Section 3.1(a) of both the Option Agreement or the Additional Option Agreement shall terminate as of the first day of this Consulting Agreement. Nothing contained herein, however, shall require that such provision be included in any subsequent option agreement that may be entered into between the Company and the Executive. This Section 3(d) is intended to supercede the provisions of Section 3.3(a) of the Option Agreement and the Additional Option Agreement, respectively.

          Company agrees (a) that the relationship established by this Agreement constitutes the "simultaneous establishment of a consulting relationship" between the Company and the Executive as described in the Option Agreement and the Additional Option Agreement, and (b) to process Executive's exercise of options in the same fashion and as expeditiously as it normally processes similar actions for other persons. To the extent that registered shares are available for issuance upon exercise of the option, Company will issue registered shares to Executive. Executive further agrees that to the extent he anticipates entering into the market to sell any of the shares received upon exercise, that he will consult with and cooperate with reasonable requests of the Company or the Company's designated investment banker with respect to the timing and amount of such sales in order to avoid any adverse market affect from such dispositions.

4.   Termination.
     ------------

     This Consulting Agreement shall be, or may be, as the case may be, terminated under the following circumstances:

     (a)  Death. This Consulting Agreement shall terminate upon the death of the
          ------
          Executive.

     (b)  Disability. This Consulting Agreement shall terminate upon the
          -----------
          physical or mental disability of the Executive which, in the opinion of a competent physician selected by the Board of Directors of the Company, renders the Executive unable to perform his duties under this Consulting Agreement for more than 120 days in any 180-day period.

     (c)  Cause. The Company may terminate this Consulting Agreement for
          ------
          "cause". Cause shall be defined as Section 5(c) of the Employment Agreement, except that reference is made to the duties under this Consulting Agreement, and that Executive satisfies his duties pursuant to Section 2 by making himself available for the time required therein.

     (d)  Executive's Termination. The Executive may voluntarily terminate this
          ------------------------
          Consulting Agreement at any time by delivery of a written notice to the Company (the "Notice of Termination"). The Notice of Termination shall set forth the dates that termination shall become effective (the "Date of Termination"), which date shall, in any event, be at least ten (10) days and no more than thirty (30) days from the date the Notice of Termination is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon thirty (30) days written notice to the Executive.

     (e)  Notice. Any termination of this Agreement by the Company shall be
          -------
          communicated by a written notice of termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Consulting Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consulting Agreement under the provision so indicated.

     (f)  Date of Consulting Termination. "Date of Consulting Termination" shall
          -------------------------------
          mean (i) if the Consulting Agreement is terminated by death, the date of death, (ii) if the Consulting Agreement is terminated by reason of disability, the date of the opinion of the physician referred to in
          Section 4(b) above, (iii) if the Consulting Agreement is terminated by the Company for cause pursuant to Section 4(c) above, the date specified in the Notice of Termination, and (iv) if the Executive should terminate this Agreement pursuant to Section 4(d) above, the Date of Termination.

     (g)  Termination Obligations. The termination obligations contained in
          ------------------------
          Section 5(h) and 5(i) of the Employment Agreement shall also apply to a termination of the Consulting Agreement, it being understood that the phrase "Employment Period" as contained in Section 5(h) of the Employment Agreement shall be amended to read "Consulting Period" and the reference in such Section to Section "8" shall have no further effect.

5.  Compensation upon Termination.
    ------------------------------

    (a)   Death. If this Consulting Agreement should be terminated pursuant to
          ------
          Section 4(a), the Company shall pay the Executive's Personal Representative pursuant to Section 3(a) the amounts entitled to be received, by the Executive and according to the same schedule of payments, (the "Post Consulting Payment"), until the Termination Date. At the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

     (b)  Disability. If this Consulting Agreement should be terminated by
          -----------
          reason of disability pursuant to Section 4(b), the Executive shall, receive the Post-Consulting Payment, until the earlier of (i) the determination of such disability in accordance with Section 4(b), or
          (ii) the Termination Date, provided that any payments so made to the Executive during the disability should be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance rights under any applicable law.

     (c)  Cause.  If the Company terminates this Consulting Agreement for Cause
          ------
          pursuant to Section 4(c) hereof, the Company shall pay the Executive any accrued consulting fee through the Termination Date. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

     (d)  Executive's Termination. If the Executive terminates this Consulting
          ------------------------
          Agreement for any reason other than "Good Cause" as defined herein, the Company shall only be required to pay to the Executive the amounts of consulting fees described in Sections 3(a) and 3(b) hereof through the Date of Termination. In the event the Executive terminates his Consulting Agreement for "Good Cause," the Company shall pay the Executive the consulting payment until the expiration date of the Consulting Agreement. If the Executive terminates this agreement without "Good Cause," the Company shall have no obligation to compensate the Executive following such termination. In this event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights
          under any applicable law.   For purposes of this Consulting Agreement,
          "Good Cause" shall mean a material breach by the Company of any material provision of this Consulting Agreement.

     (e) The provisions of Sections 6(i) of the Employment Agreement, shall apply to this Consulting Agreement, by substituting for the term "Severance Payment" the term "Post-Consulting Payment" and by reading such provisions to apply to the termination of the Consulting Agreement hereunder; furthermore the reference such Section to Section "8" shall have no further effect.

6.   Personal Computer, Laptop, etc.
     -------------------------------

     Executive shall be permitted to retain the Company's personal computer, laptop and printer provided that all files, data and information contained therein shall be downloaded to disks, the disks delivered to the Company and the files resident on the personal computer and laptops deleted and purged therefrom Executive shall also be entitled to retain the following items of personal property: palm pilot and cell phone.

7.   Confidentiality, Non-Solicitation, Non-Compete and Injunctive Relief.
     ---------------------------------------------------------------------

     The parties acknowledge that the provisions of Sections 7 and 9 of the Employment Agreement shall equally apply to the provisions of this Consulting Agreement; provided that the "employment period" shall include the "consulting period" and that all time periods for the obligations set forth in those Sections 7 and 9 shall continue for a period of two years following the termination of this Consulting Agreement. Until two years following termination of this Consulting Agreement, Executive agrees not to talk about, write about or otherwise publicize any derogatory information or documentation concerning the business of the Company, the financial affairs of the Company, the operation of any of the resorts owned or managed by the Company, his employment with the Company, the termination of his employment, other Company employees, or the terms or existence of this Agreement unless required by law or for accounting or tax purposes. The provisions of paragraph 8 containing Employee's agreement not to compete with the Company are hereby deleted in their entirety. Executive and Company agree to reasonably cooperate in defending any litigation against the Company and/or Executive for events or actions that occurred during the Executive's employment including, but not limited to, providing truthful information and testimony in connection with any such legal proceedings. The Company agrees that in any letter or reference, referral or recommendation that it will not make any derogatory statements concerning Executive, his employment with the Company, the termination of his employment, or publicly disseminate any information concerning the terms or existence of this Agreement, unless required by law or for accounting or tax purposes.

8.   Miscellaneous Provisions.  The parties acknowledge that the provisions of
     -------------------------
     Sections 10 (except that the Company's address for notice is hereby changed to: Sunterra Corporation, 1781 Park Center Drive, Orlando FL. 32835, Attn.:
     Thomas A. Bell), 12, 13,14, 15, 16, 17, 18, 19 and 20 of the Employment Agreement shall continue to apply during the term of this Consulting Agreement. Except as modified herein, all terms and conditions of the Option Agreement and the Additional Option Agreement shall remain in full force & effect.

9.   Indemnification.
     -----------------

     Nothing contained in this Agreement, the Severance Payment Agreement or the Release shall affect the right of the Executive to the indemnification provided by the Company pursuant to Article IX of the Bylaws of the Company as in effect on the date hereof, as well as all rights to indemnification by the Company to which he is entitled under the articles of incorporation of the Company and the Maryland General Corporation Law, and shall be entitled to the benefit of any directors and officers liability insurance coverage maintained by the Company.

10.  Severability.
     -------------

     The invalidity or unenforceability of any provision or provisions of this Consulting Agreement shall not affect the validity or enforceability of any other provision of this Consulting Agreement, which shall remain in full force and effect.

11.  Effect of Revocation of General Release.
     ----------------------------------------

     The parties acknowledge that Executive has executed a General Release and Waiver in favor of Company dated January 29, 2000 (the "Release"). In the event that Executive should exercise his right to revoke the Release as described therein, the parties agree that such revocation will automatically revoke this Consulting Agreement as of its effective date as if it had never been executed by the parties.

     In witness whereof, the undersigned have hereunto set their hands and seal, either personally or through an authorized corporate representative, as of the day and year first written above.

COMPANY:                               EXECUTIVE:

SUNTERRA CORPORATION,
a Maryland corporation                 /s/ L. Steven Miller
                                       -------------------------
                                       L. Steven Miller

By: /s/ [ILLEGIBLE]
    -----------------------
As its: Co-Chairman